                                                                   EXHIBIT 10.70



                                 AMENDMENT NO. 4
                                       TO
                      PCS 1900 PROJECT AND SUPPLY AGREEMENT
                                     BETWEEN
                             WESTERN PCS CORPORATION
                                       AND
                              NORTHERN TELECOM INC.

Made as of this 26th day of March, 1998, by and between Western PCS-Corporation (hereinafter referred to as "Buyer") a Delaware corporation with offices located at 2001 NW Sammamish Road, Suite 100, Issaquah, Washington 98027 and Northern Telecom Inc., a Delaware corporation with offices located at 2221 Lakeside Boulevard, Richardson, TX 75082 (hereinafter referred to as "Seller").

         WHEREAS, Buyer and Seller entered into a PCS 1900 Project and Supply Agreement dated June 30, 1995 (as heretofore amended, the "Agreement"); and

         WHEREAS, Buyer and Seller now wish to amend the Agreement, among other things, to extend the Term and increase Buyer's Commitment by adding the Seattle and Phoenix BTA markets to the scope, resolve liquidated damages claims, and incorporate a revised software pricing and hardware discount structure.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, Buyer and Seller agree to amend the Agreement as follows:

         1. Amend Article 1, Section 1.36 "Term" by deleting the words * and replacing them with the words * .

         2. Amend Article 5, Section 5.9 (Amendment #3) by deleting the words * and replacing them with the words * .

         3. Amend Article 2, Section 2 by adding the following new Subsection 2.2.6:

                  2.2.6 Buyer agrees to purchase all of its initial NSS Equipment requirements for *, and license the associated software, exclusively from Seller.

         4. Amend Article 5 by adding the following Subsection 5.4.1 as follows:

                  5.4.1    *.

         5. Amend Article 7 by adding the following new subsection 7.3.1:

                  7.3.1 Year 2000 Ready - Warranty. Seller represents and warrants that Seller's Hardware and/or Software supplied to Buyer under this Agreement, shall function, during the applicable Warranty Period of the applicable Hardware and/or Software under this Agreement, with respect to any date dependent operations, without any material, service-affecting or



* Information omitted and filed separately with the SEC pursuant to request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.

operational non-conformance to its applicable specifications, provided that both any Hardware and/or any specific Software load or release designated as necessary by Seller has been installed with respect to such Seller Hardware and/or Software. If Seller's Hardware and/or Software fails to so function, Buyer's sole remedy and Seller's sole obligation under this warranty is for Seller, at the earliest practicable time, to correct such failure through, at Seller's option, the replacement or the repair or modification of the applicable Hardware and/or Software or such other actions as Seller reasonably determines to be appropriate.

                  The foregoing does not constitute a commitment by Seller (a) to support the Hardware and/or Software beyond its contractually committed Warranty Period, or (b) that the date format used by the Hardware and/or Software complies with any particular standard. Some Seller Hardware and/or Software may continue to use year representations which do not use four digits where such representations can be interpreted without ambiguity as to century.

         6. Article 12, by adding the following new Subsection 12.10:

                  12.10    *.

                           (i)      *.

                                    (a)      *.

                                    (b)      *.

                           (ii)     *.

                           (iii)    *.

                           (iv)     *.

                           (v)      *.

                           (vi)     *.

         7. Amend Annex 1 by adding Subsection 1.7.4.5, which concerns the following (net) nodal Software pricing structure which shall apply to Seller's Software releases following NSS GSM 10 and the corresponding BSS load:

                  1.7.4.5 SOFTWARE PRICE (non-discountable unless otherwise noted)

                           *.

                           A.       NSS

                                    1.      *.



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                                    2.      *.

                                    3.      *.

                           B.       BSS

                                    1.      *.

                                    2.      *.

                                    3.      *.

                           C.       OMC-R

                                    1.      *.

                                    2.      *.

                                    3.      *.

         8. Amend Annex 1 by adding the following Subsection 1.7.6:

                  1.7.6    *.

         9. Amend Annex 1, Section 2.1 by deleting the 1999 NSS (non-OEM) 60% discount and replacing it with the following:

                  2.1      Discounts

                             1999              2000              2001             2002              2003
                           --------          --------          --------         --------          --------
                              *%                *%                *%               *%                *%

         10. Amend Annex 1, Section 2.1.1 by adding the sentence below after the words *

                  Notwithstanding the * date set forth above, Seller agrees that Buyer may use such product credits for payment of not more than * of any invoice for Seattle and/or Phoenix market NSS Equipment, which has been deferred pursuant to Section 5.4.1 herein,

                  This Amendment No. 4 shall be effective upon execution by both parties.

                  Except as specifically modified herein, the Agreement shall in all respects continue in full force and effect.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their representatives being thereunto duly authorized.



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WESTERN PCS CORPORATION                      NORTHERN TELECOM INC.


By: /s/BOB STAPLETON                         By: /s/MATTHEW J. DESCH
   ----------------------------------           --------------------------------


Name:  Bob Stapleton                         Name:  Matthew J. Desch
     --------------------------------             ------------------------------


Title: President                             Title: President
      -------------------------------              -----------------------------


Date:  3/30/98                               Date:  4/2/98
     --------------------------------             ------------------------------



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